UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

INFORMATICA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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Additional Transaction FAQ for Employees

General Questions:

When can we trade any shares we hold?  How will that work?

•                  Currently, our trading window is closed and you may not trade any shares you hold.

•                  Once the trading window opens, you will be able to trade any shares you hold, subject to our insider trading policy.  We will notify you when the window opens.

•                  If you do not sell your INFA shares, then in connection with the transaction, your shares will be converted into $48.75 per share in cash. We will provide further information on the mechanics of how this will happen when it’s available.

I have options expiring May 1, 2015.  Will I be able to exercise?

•                  You may always exercise your options, even when the window is closed, by paying the exercise price in cash to the company.

•                  As long as the trading window is closed, however, you may not sell the shares you acquire from the exercise of your options. We understand that many of you execute a “same day sale” of the shares you acquire from exercising your options in order to cover the exercise price.  However, you may not do a “same day sale” of the shares you acquire from exercising your options when the trading window is closed.

•                  We anticipate that we will issue an earnings release, such that the trading window will open before May 1, 2015.

What happens to ESPP if we close midway through the purchase period?

•                  The current ESPP period, which is scheduled to end July 31, 2015, will continue until the earlier of (1) July 31, 2015 or (2) the date of the closing of the transaction.

•                  The accumulated payroll deductions of participants under the ESPP will be used to purchase shares on that date. The purchase price of these shares will be the lower of 85% of the fair market value at either the beginning or the end of the purchase period.

•                  No new purchase periods will begin under the ESPP. Also, as of April 6, 2015, you are no longer permitted to increase your contribution rate under the ESPP for the current purchase period.

Will employee E*TRADE accounts remain open after the deal closes?

•                  Participant accounts will remain open after the closing date. E*TRADE does not have minimum balance or activity requirements so there will be no fees assessed if participants leave their accounts open.

•                  U.S. participants are able to use their accounts as retail trading accounts. They will have the option of continuing to use the account to invest in the U.S. markets.

•                  International participants have a limited purpose account and therefore do not have the ability to use their accounts to invest in U.S. markets.

•                  There is no requirement to close the account but the participants do have that option. To do so, contact E*TRADE directly.

Will we still report Q1 earnings? Will there still be a quarterly All Hands?

•                  We will issue an earnings release, but we will not do an earnings call.

•                  We will have our typical quarterly All Hands meeting, currently planned for April 27, 2015, 9:30am Pacific.  An Outlook calendar invite from Announcements has been sent to all employees.

Do QBRs and offsite meetings continue as planned?

•                  If these meetings were planned and budgeted, and managers believe they are important, you should move forward with holding the meetings.

Additional Transaction FAQ for Employees

Do we continue with software purchases?

•                  Purchases that were budgeted and approved should move forward as planned. New purchases need approvals per the usual process.

Do people continue to book travel / plan trips as normal?

•                  Travel that is critical for the business should be booked as normal through our corporate travel site.

•                  But please, as usual, be thoughtful about expenses incurred.

Could this deal not happen?

•                  The transaction is subject to shareholder approval and customary regulatory approvals, as well as satisfaction of other customary closing conditions.

•                  Even though there are these closing conditions, we anticipate that the transaction will close in either the second or third quarter of 2015.

What can we tell friends and family?

•                  The same things the company has told you. You can also refer them to the press release, issued on April 7, 2015, for all the details.

Is the merger agreement public yet?

•                  The merger agreement was filed with the SEC on April 7, 2015, and is available at: http://investor.informatica.com/financial-info/sec-filings/default.aspx

HR and Facilities-Related Questions

What happens to hiring plans?

•                  Hiring will continue as normal; please work with your recruitment partner on your open requisitions.

Can we continue to honor the promotions we’ve set in progress?  What about new ones?

•                  Any promotions that were included in the recent merit process will go forward. The job title change, change in compensation and grade are all approved. Please work with your manager, the HR Compensation team or your HR business partner for further information.

•                  As we have just been through a cycle, we wouldn’t anticipate many new promotions at this time, but if you have a case you would like to discuss, please speak to your manager or your HR business partner.

Can we go forward with relocations as planned?

•                  Yes, previously approved relocations may still proceed.

Will Informatica continue to sponsor green cards?  Visas?

•                  We will continue to sponsor visas to support job moves and green cards or permanent residency applications according to our immigration and mobility policies currently in place.

Will there be any benefits changes once we go private, such as 401K matching?

•                  We do not contemplate any changes to our benefits at this time.

Will we remain in our current buildings?

•                  At this time, there are no plans to change our current physical locations.

Additional Transaction FAQ for Employees

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this FAQ, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Informatica may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain stockholder approval or the failure to satisfy the closing conditions. Factors that may affect the business or financial results of Informatica are described in the risk factors included in Informatica’s filings with the Securities and Exchange Commission (the “SEC”), including Informatica’s 2014 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. Informatica expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information and Where to Find It

In connection with the proposed transaction, Informatica will file with the SEC and furnish to Informatica’s stockholders a proxy statement. Stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain a free copy of documents filed by Informatica with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of Informatica’s filings with the SEC from Informatica’s website at http://investor.informatica.com/financial-info/sec-filings/default.aspx or by directing a request to: Informatica Corporation, 2100 Seaport Blvd, Redwood City, CA, 94063, Attn: Investor Relations, (650) 385-5261.

Informatica and certain of its directors, executive officers and affiliates may be deemed to be participants in the solicitation of proxies from stockholders of Informatica in favor of the proposed merger. Information about the directors and executive officers of Informatica is set forth in the proxy statement for Informatica’s 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2014. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement Informatica will file with the SEC.